                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 Statement Re: Computation of Per Share Earnings


                                                                    Twelve Months         Twelve Months         Twelve Months
                                                                        Ended                 Ended                 Ended
                                                                   December 31, 2000     December 31, 1999     December 31, 1998
                                                                   -----------------     -----------------     -----------------
Basic:
     Average common shares outstanding                                    8,793,487            9,768,345            13,199,819

                                                                       ------------         ------------          ------------

           Total                                                          8,793,487            9,768,345            13,199,819
                                                                       ============         ============          ============

     Net Income                                                        $ 16,210,272         $ (1,013,118)         $(40,117,961)
                                                                       ============         ============          ============

     Per Share Amount                                                  $       1.84         $      (0.10)         $      (3.04)
                                                                       ============         ============          ============


Diluted:
     Average common shares outstanding                                    8,793,487            9,768,345            13,199,819
     Net effect of dilutive stock options outstanding
         during the period -- based on the treasury stock method            108,582                   --                    --
     Net effect of dilutive stock warrants outstanding
         during the period -- based on the treasury stock method                 --                   --                    --

                                                                       ------------         ------------          ------------

           Total                                                          8,902,069            9,768,345            13,199,819
                                                                       ============         ============          ============

     Net Income                                                        $ 16,210,272         $ (1,013,118)         $(40,117,961)
                                                                       ============         ============          ============

     Per Share Amount                                                  $       1.82         $      (0.10)         $      (3.04)
                                                                       ============         ============          ============